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                              ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF CONTINUANCE OF
                            BIOMETRIC SECURITY CORP.


         Pursuant to Wyo. Stat. ss. 17-16-1001 through 1009 of the Wyoming Business Corporation Act, the undersigned hereby submits the following Articles of Amendment:


         1. The name of the corporation is BIOMETRIC SECURITY CORP. (the "Corporation").


         2. Article 7 of the Articles of Continuance is amended to provide that the number of shares of common stock that the Corporation has the authority to issue is amended from 100,000,000 shares with no par value, to an unlimited number of shares with no par value. Accordingly, Article 7 of the Articles of Continuance shall read as follows:

         The aggregate number of shares or other ownership units which the Corporation has the authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class is:

         NUMBER OF                                                 PAR VALUE
          SHARES           CLASS          SERIES                   PER SHARE
         ---------         -----          ------                   ---------

         Unlimited         Common           n/a                    no par value


         3. The amendment was adopted on October 9, 1998, by the shareholders.


         4. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting.

                                                            NUMBER OF VOTES
                           NUMBER OF                      REPRESENTED AT THE
DESIGNATION            OUTSTANDING SHARES                       MEETING
-----------            ------------------                 ------------------

Common                     19,923,962                          4,858,568
                       ------------------                 ------------------


         5. The total number of undisputed votes cast for the amendment was 4,833,862 . The number cast for the amendment by each voting group was
---------
sufficient for approval by that voting group.

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         6. This amendment does not provide for an exchange, reclassification, or cancellation of any issued shares of the Corporation.



         DATED this 10th day of November, 1998.

                                           BIOMETRIC SECURITY CORP.


                                           By: /s/ Wayne Johnstone
                                               -----------------------------
                                               Wayne Johnstone
                                               Title: Director




PROVINCE OF B.C.      )
                      ) ss
CITY OF VANCOUVER     )

         I, Pamela J. Egger, Notary Public, do hereby certify that on this 10th day of November, 1998, before me personally appeared Wayne Johnstone, who being by me first duly sworn, declared that he signed the foregoing document as director of the corporation, and that the statements therein are true.

         In witness whereof, I have hereunto set my hand and seal this 10th day of November, 1998.



                                               /s/ Pamela J. Egger
                                               ----------------------------
                                               Pamela J. Egger
                                               Notary Public


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